Exhibit 10.7

INVESTOR SERVICES AGREEMENT

THIS INVESTOR SERVICES AGREEMENT (this “Agreement”) is made and entered into as of November 15, 2021, by and among SILVER POINT SPECIALTY LENDING FUND, a Maryland Statutory Trust (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC (D/B/A U.S. BANK GLOBAL FUND SERVICES), a Wisconsin limited liability company (“USBFS”).

WHEREAS the Fund and USBFS desire to enter into an agreement pursuant to which USBFS shall provide certain investor services and recordkeeping services to the Fund.

WHEREAS, Silver Point Specialty Credit fund Management, LLC (the “Manager”) is the Adviser and Manager of the Fund.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of USBFS

The Fund hereby appoints USBFS to perform certain investor services and recordkeeping services for the Fund for the period and on the terms and conditions set forth in this Agreement. USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2. Services of USBFS

Subject to the direction and control of the Fund and utilizing information provided by the Fund, the Adviser and their agents and service providers, USBFS will provide the services listed below to the Fund.

(a)   Investor Accounting

(i)    Account for Fund capital calls, distributions and fees and expenses on a timely basis in accordance with the Governing Documents, as further instructed by an Operational Contact.

(ii)    Prepare economic allocations among the members in accordance with the allocation methodology identified in the Governing Documents, as further instructed by an Operational Contact.

(iii)    Monitor and allocate “new issue” income among the members in accordance with the applicable Financial Industry Regulatory Authority rules.

(iv)    Calculate the investor’s capital account, net earnings, and other amounts reflective of Fund operations on a quarterly basis.

(v)    Communicate, at an agreed upon time, the investor’s capital account value for each valuation date to parties as agreed upon from time to time.

(vi)    Receive and respond to investor account inquiries as reasonably requested by the Fund and/or Manager (excluding questions regarding performance estimates) on a timely basis.

(b)   Investor Reporting

(i)     Receive subscriptions for the purchase of interest in the Fund.

(ii)    Review and process subscription documentation, including verifying completeness, with prompt delivery, where appropriate, of payment and supporting documentation to the custodian.

(iii)    Arrange for issuance of Interests obtained through transfers of funds from members’ accounts at financial institutions and arrange for the exchange of Interests for shares of other eligible investment companies, when permitted by the Governing Documents and instructed by an Operational Contact.

(iv)    Establish and maintain a cash account for purposes for processing investor transactions and performing certain anti-money laundering and due diligence checks.

(v)    Process distributions, and, where relevant, deliver appropriate documentation to the Fund.

(vi)    Coordinate payment of distributions.

(vii)    Process transfers of Interests in accordance with the members’ instructions.

(viii)    Prepare and transmit payments for distributions declared by the Fund with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules, and regulations and in accordance with investor instructions.

(ix)    Maintain and make changes to investor records/contact data, including, but not limited to, address changes and provide such data to the Manager as requested.

(x)    Provide investor account information upon request and prepare and mail confirmations and statements of account to investor for all purchases, redemptions, and other confirmable transactions as agreed upon with the Fund.

(xi)    Electronically deliver investor reports (i.e. financial statements, etc.) to current members.

(xii)    Respond timely to investor audit requests.

(c)   Anti-Money Laundering

USBFS agrees to assist the Fund in complying with the anti-money laundering (“AML”) laws, rules and regulations that apply to the Fund and its investor capital activities. In providing such assistance, USBFS shall:

(i)    Verify the identity of all Fund investors and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities (hereinafter, the “Regulations”).

(ii)    Maintain internal controls and communication for the ongoing monitoring of investors in the Fund to the extent practicable based on information received by USBFS in the regular discharge of its duties.

(iii)    Verify (which shall include periodic re-verification as required) that Fund investors are not designated nationals and/or blocked persons as identified on the OFAC list maintained by the U.S. Department of Treasury and, as applicable, any other relevant regulatory or law enforcement agencies.

(iv)    Pursuant to the Regulations, report any information or other matter which comes to its attention relating to any person that USBFS knows, or suspects is engaged in money laundering, to the relevant authorities.

(v)    Implement its AML procedures on behalf of the Fund, a copy of which are available to the Fund upon request.

The Funds and USBFS understand and agree that, notwithstanding the ability of the Funds to rely on maintenance of the Procedures by USBFS, the Funds shall be ultimately responsible for ensuring that the Funds are compliant with their own anti- money laundering obligations.

3. Duties of USBFS.

a.

Duties. The duties of USBFS shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against USBFS. In performing all services under this Agreement, USBFS shall act in conformity with the Fund’s Confidential Offering Memorandum and Limited Partnership Agreement, as amended from time to time (collectively, the “Governing Documents”), along with instructions received from an Operational Contact (as defined in Section 8(a) below) and all laws, rules, and regulations applicable to its delivery of the fund administration services contemplated herein. USBFS shall act in conformity with any amendment to the Governing Documents upon delivery by the Fund or the Manager of such amendment or proposed amendment to USBFS and a reasonable amount of time afforded to USBFS to review such amendment (such time not to exceed five business days), provided, however, that with respect to any such amendment that materially amends any of the terms under this Agreement, such an amendment shall only be effectuated on USBFS upon written affirmation and acceptance by USBFS (such affirmation and acceptance not to be unreasonably withheld or delayed).

b.

Anti-Money Laundering Duties. USBFS represents to the Fund that (i) it is a subsidiary of U.S. Bank, a national bank regulated by the Office of the Comptroller of the Currency, and (ii) that it shall maintain written anti-money laundering policies and procedures in compliance with applicable anti-money laundering legislation and regulations, as amended from time to time (the “Anti-Money Laundering Regime”), which include (1) designation of a compliance officer for USBFS, (2) internal processes for verifying the identities of investors, (3) retention, in accordance with applicable regulations regarding record retention, of all documentation required to identify investors, (4) training of appropriate personnel, (5) independent audit functions, (6) compliance with applicable sanctions laws and (7) internal control procedures that require USBFS to develop, maintain, assess and test anti-money laundering compliance systems and controls and report suspicious activity.

c.

Delegation of Duties. USBFS acknowledges that each Fund is relying upon USBFS’s performance of the services specified in Section 2 above. USBFS shall not delegate any of its obligations hereunder without the written consent of the other parties; provided, however, that the Fund shall not unreasonably withhold its consent to the delegation by USBFS of any of its obligations hereunder to an affiliate and provided, further, that such delegation shall not relieve USBFS of its obligations hereunder to the Fund.

d.	USBFS will not transact business with or for any Fund investor if USBFS knows or reasonably suspects that the transaction will facilitate criminal conduct.

e.

USBFS will to the extent permissible under applicable laws, promptly transmit to the Fund or appropriate governmental authority complete copies of USBFS’ due diligence documentation in respect of any investor, in the event that such documentation is required pursuant to a court order or other legal or regulatory request with which the Fund or the Manager is legally obliged to comply.

4. Manager and Fund Covenants and Responsibility.

(a)     Compliance. Subject to Section 2(c), each Fund agrees that the Manager has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with all applicable provisions of the United States Securities Act of 1933, as amended (the “1933 Act”), the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), the United States Investment Company Act of 1940, as amended (the “1940 Act”), state securities laws, the Internal Revenue Code of 1986, as amended (the “IRC”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 (the “PATRIOT Act”), the Sarbanes-Oxley Act of 2002, the securities laws of any other applicable jurisdiction and the policies and limitations of the Fund relating to the portfolio investments as set forth in the Fund’s Confidential Offering Memorandum and Limited Partnership Agreement, as amended from time to time (collectively, the “Governing Documents”), and USBFS’ monitoring and other functions hereunder shall not relieve the Manager of its primary day-to-day responsibility for assuring such compliance.

Filings. Each Fund hereby certifies that it has undertaken (or will undertake in a timely manner) all filings and other actions necessary to permit the Fund to lawfully offer and sell interests of beneficial ownership in the Fund (the “Interests”) without registration under the 1933 Act, the 1934 Act, the 1940 Act and the applicable securities authority of each jurisdiction in which the Fund intends to offer and sell Interests. The Fund is not delegating to USBFS any responsibility to monitor or otherwise take any actions with respect to the qualification for or maintenance of any applicable federal or state securities law exemption unless specifically set forth in this Agreement and its Schedules. In the event a Fund receives notice of any stop order or other proceeding in any such state affecting such qualification or the sale of Interests, or of any stop order or other proceeding under the federal securities laws affecting the sale of Interests, the Fund will give prompt notice thereof to USBFS.

(b)     Fund Information. The Manager and/or the Fund shall cause the Fund’s prime broker and/or custodian, legal counsel, independent accountants and other service providers and agents, past or present, to cooperate with USBFS and to provide USBFS, in a timely manner, with such information, documents and advice relating to the Fund as necessary and/or appropriate or as reasonably requested by USBFS, in order to enable USBFS to perform its duties hereunder. In connection with its duties hereunder, USBFS shall (without investigation or verification) be entitled and is hereby instructed to, rely upon any and all instructions, advice, information or documents provided to USBFS by an officer or representative of the Manager or the Fund or by any of the aforementioned persons provided USBFS reasonably believes such instruction contains sufficient information. USBFS shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. USBFS shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Manager, the Fund or service providers until receipt of written notice thereof from the Fund or the Manager.

(c)     Information Updates. During the term of this Agreement, the Fund shall have the ongoing obligation to provide USBFS with a current version of the Governing Documents. For purposes of this Agreement, USBFS shall be deemed to have notice of any information contained in the Governing Documents provided to USBFS following a reasonable amount of time that shall be afforded to USBFS to sufficiently review any such information and/or documentation.

(d)     Compliance with Laws. The Fund will comply in all material respects with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, blue sky laws, the IRC, ERISA and any other applicable laws, rules and regulations to the extent applicable to the subject matter of the services provided by USBFS under this Agreement and the Fund’s receipt of those services.

(e)     Notification of USBFS. Each of the Manager and the Fund on the one hand, and USBFS on the other hand, will notify the other party of any accounting errors it caused as soon as is reasonably practicable upon receipt, discovery or other notice related to such error.

(f)     Deliverables. The Fund shall deliver, or cause to be delivered to USBFS, all documents, records, and information as USBFS may reasonably request in order for it to perform its services hereunder.

5. Fees; Expenses.

(a)     Compensation. In consideration of the services rendered pursuant to this Agreement, the Fund shall pay to USBFS the compensation set forth on Schedule A hereto.

(b)     Computation of Fees. Fees payable to USBFS shall begin accruing upon commencement of the Original Term and shall be based on month-end net asset value of the Fund before giving effect to any redemptions by the Fund of Interests. For the purpose of determining fees payable to USBFS, the month-end net asset value shall be computed in accordance with the Governing Documents. The fee for the period from the day of the month charges begin accruing under this Agreement until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Fund be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable upon such event.

(c)     Expenses. USBFS will bear all expenses incurred by it in connection with the performance of the Services under Section 2, except as otherwise provided herein. USBFS shall not be required to pay or finance any costs and expenses incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of the Manager or any officers of the Fund; any Securities and Exchange Commission (the “Commission”) fees and state blue sky fees; advisory fees; charges of custodians, prime brokers and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of the Governing Documents, or notices, forms or applications and proxy materials for regulatory purposes and for distribution to prospective or current investors; preparation, typesetting, printing, proofing and mailing and other costs of investor reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund’s investors and the Manager; fees and expenses associated with internet, e-mail and other related activities of the Fund; and expenses incurred for distribution of Interests and extraordinary expenses. Notwithstanding anything herein to the contrary, in the event any out-of-pocket expenses are incurred by USBFS on the Fund’s behalf in connection with the performance of the Services under Section 2, and but for any such reasonable expenses related to security pricing services, such expenses shall only become due and payable by the Fund or the Manager to USBFS upon the consent of the Fund or the Manager, respectively.

(d)     Payment. Except as otherwise specified, fees payable hereunder shall be calculated in arrears, billed on a monthly basis and payable on a quarterly basis. The Fund agree to pay all fees within thirty (30) calendar days of receipt of each invoice. The Fund shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund and USBFS agree to settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid or reimbursed, as applicable. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1⁄2%) per month, after the due date.

6. Processing and Procedures.

(a)     Capital Calls, Distributions and Transfers of Interests Generally.

(i)     The Fund shall, in its sole discretion, approve all capital calls, transfers and distributions with respect to the Interests. USBFS’ obligations in connection with any capital call, transfer or distribution of Interests shall be limited to acting upon the instructions provided to USBFS by Operational Contacts from time to time pursuant to the terms of this Agreement (the “Instructions”). The Fund shall bear the responsibility and USBFS shall assume no liability for determining that Instructions regarding capital calls, transfers and distributions meet the requirements established by the Governing Documents and all applicable laws, rules, and regulations.

(ii)     USBFS shall send such statements as are noted on Section 2 hereto in connection with any capital call, transfer, or distribution of Interests.

(b)     Capital Calls and Transfers.

(i)     The Fund or the Manager shall provide USBFS with Instructions two business days prior to any date during the term of this Agreement on which the Fund elect to initiate a capital call or allow a transfer of Interest, pursuant to the discretion accorded them under the Governing Documents.

(ii)     USBFS shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund, if any, in connection with a capital call or transfer of any Interests in accordance with this Agreement.

(c)     Distribution of Interests.

(i)     The Fund or the Manager shall provide USBFS with Instructions two business days prior to any date during the term of this Agreement on which the Fund elects to pay a distribution pursuant to the discretion accorded them under the Governing Documents (the “Distribution Date”).

(ii)     On or before the Distribution Date, the Fund or the Manager shall cause the prime broker or custodian for the Fund to deposit into an account an amount of cash sufficient for USBFS to affect a distribution payment to those investors specified in the Instructions. USBFS shall not be liable for any improper payments made in accordance with distribution Instructions provided by Operational Contacts; provided, however, that USBFS shall remain liable for its own willful misfeasance, bad faith, or negligence, and unless USBFS is otherwise directed by the distribution Instructions. USBFS shall make distributions in accordance with the payment instructions provided in the subscription documentation of those investors specified in the distribution Instructions.

7. Records; Proprietary and Confidential Information.

(a)     Records. USBFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities. USBFS may deliver to the Fund from time to time at USBFS’ discretion, for safekeeping or disposition by the Fund in accordance with rules and regulations of appropriate government authorities, such records, papers and documents accumulated in the execution of its duties, as USBFS may deem expedient, other than those which USBFS is itself required to maintain pursuant to applicable laws and regulations. The Fund shall assume all responsibility for any failure thereafter to produce any record, paper, or other document so returned, if and when required. To the extent required by applicable laws and regulations, the records maintained by USBFS, which have not been previously delivered to the Fund pursuant to the foregoing provisions of this paragraph, shall be considered to be the property of the Fund, shall be made available upon request for inspection by the officers, employees, and auditors of the Fund, and shall be delivered to the Fund promptly upon request and in any event upon the date of termination of this Agreement, in the form and manner kept by USBFS on such date of termination or such earlier date as may be requested by the Fund. Notwithstanding anything contained herein to the contrary, USBFS shall be permitted to maintain copies of any such records, papers, and documents to the extent necessary to comply with the recordkeeping requirements of applicable laws and regulations.

(b)     Proprietary Information. USBFS agrees on behalf of itself and its agents, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential investor of the Fund (and clients of said investors), and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where USBFS may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund or the Manager. In case of any requests or demands for inspection of the records of the Fund, USBFS will use reasonable efforts to notify the Fund promptly and to secure instructions from an Operational Contact as to such inspection, unless prohibited by law from making such notification. Records and information which have become known to the public through no wrongful act of USBFS or any of its employees, agents or representatives, and information which was already in the possession of USBFS prior to the date hereof, shall not be subject to this paragraph.

Notwithstanding the foregoing, as part of onboarding the Fund and providing the services contemplated in this Agreement, USBFS may without prior notice to the Fund or Manager, process the Funds, the Manager and the Fund’s investors, beneficial owners and/or control persons of the foregoing and such other persons and entities as it deems appropriate through an OFAC, Fin Cen or other similar database, pursuant to USBFS’ procedures pertaining to client and investor identification, verification, and record keeping in accordance with applicable law.

(c)     Fund Confidentiality. The Fund on behalf of itself, the Manager and each of their affiliated entities and personnel (including without limitation, directors, officers, employees, members and partners) will maintain the confidential and proprietary nature of: (i) the Pricing Data; (ii) all terms and conditions of this Agreement (except to the extent otherwise consented to by USBFS); (iii) any information disclosed by USBFS that is identified “confidential” or similarly marked; and (iv) information that the Fund should, in the exercise of reasonable business judgment, recognize as confidential; and agrees to protect all such information using the same efforts, but in no case less than reasonable efforts, that they use to protect their own proprietary and confidential information.

8. Fund Instructions.

(a)     Operational Contacts. The individuals listed on an operational contacts list executed by the parties shall have the authority to provide USBFS with written or oral instructions or requests on behalf of the Fund or Manager (the “Operational Contacts”) and USBFS shall not be liable for any action taken or not taken based on the instructions of an Operational Contact.

(b)     Acceptance of Instructions. USBFS, its agents, officers or employees shall accept instructions given to them by any person representing or acting on behalf of the Fund only if such representative is an Operational Contact. Each Fund agrees that when oral instructions are given, it shall, upon the request of USBFS, confirm such instructions in writing which may include e-mail correspondence.

(c)     Request for Instructions. At any time, USBFS may reasonably request instructions from the Fund with respect to any matter arising in connection with this Agreement including, without limitation, interpretation of Governing Documents or Valuation Policy. If such instructions are not received within a reasonable time, and after USBFS has utilized best efforts to receive such instructions from the Fund and provided notice to the Fund of its intent to do the following, then USBFS may seek advice from legal counsel for the Fund at the expense of the Fund, or its own legal counsel at its own expense, and it shall not be liable for any action taken or not taken by it in good faith in accordance with such instructions or in accordance with advice of counsel; provided, however, that USBFS shall remain liable for its own willful misfeasance, bad faith or negligence and provided, further, that USBFS shall promptly notify the Fund and the Manager if any instruction does not contain all information reasonably necessary for USBFS to carry out the instruction, which clarification the Fund or Manager may provide within a reasonable time.

9. Limitation of Liability, Indemnification.

(a)     Limitation of Liability. Notwithstanding anything contained in this Agreement to the contrary, USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates or for (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by USBFS from an Operational Contact of the Fund or from a representative of any of the parties referenced in Section 3(b), (ii) its reliance on the security valuations without investigation or verification provided by pricing service(s), the Manager or other representatives of the Fund, (iii) any liability arising from the offer or sale of any Interests by the Fund to an investor or (iv) any action taken or omission by the Fund, the Manager or any past or current service provider; except for a loss resulting from USBFS’ willful misfeasance, bad faith or negligence in the performance of its duties, from reckless disregard by USBFS of its obligations and duties under this Agreement or through any material breach of its obligations and duties hereunder.

(b)     Indemnification.

(i)     Each Fund and the Manager agree to indemnify and hold harmless USBFS, its employees, directors, officers and agents (each, an “USBFS Indemnified Party”) from and against any claim, action, suit, damage, loss, liability, obligation, tax, cost or expense (including reasonable attorney’s fees and expenses) (a “Claim”) incurred by any USBFS Indemnified Party by reason of the performance of its duties under this Agreement, except where incurred (x) by reason of willful misfeasance, bad faith or negligence of an USBFS Indemnified Party, (y) from reckless disregard by an USBFS Indemnified Party of its obligations and duties under this Agreement or (z) through any breach by an USBFS Indemnified Party of its obligations and duties hereunder.

(ii)     USBFS agrees to indemnify and hold harmless each Fund and the Manager, their partners, principals, employees, directors, officers and agents (each, a “Fund Indemnified Party”) from and against any Claim incurred by a Fund Indemnified Party arising out of or in any way relating to, from or through (x) willful misfeasance, bad faith or negligence of USBFS of its obligations and duties under this Agreement, (y) reckless disregard by USBFS of its obligations and duties under this Agreement or (z) any breach by USBFS of its obligations and duties under this Agreement.

(c)     Indemnification Procedures. USBFS will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a Claim for which a Fund may be required to indemnify or hold USBFS harmless hereunder. In such event, the Fund shall have the option to defend USBFS against any Claim, and, in the event that the Fund so elect, such defense shall be conducted by counsel chosen by the Fund and approved by USBFS in its reasonable discretion. USBFS shall not confess any Claim or make any compromise in any case in which a Fund will be asked to provide indemnification, except with the Fund’s prior written consent. The obligations of each Fund under Sections 9(b) and 9(c) shall survive the termination of this Agreement. Likewise, the Fund will notify USBFS promptly after identifying any situation which it believes presents or appears likely to present a Claim for which USBFS may be required to indemnify or hold the Fund harmless hereunder. In such event, USBFS shall have the option to defend the Fund against any Claim, and, in the event that USBFS so elects, such defense shall be conducted by counsel chosen by USBFS and approved by the Fund in their reasonable discretion. The Fund shall not confess any Claim or make any compromise in any case in which USBFS will be asked to provide indemnification, except with USBFS’ prior written consent. The obligations of USBFS under Sections 9(b) and 9(c) shall survive the termination of this Agreement.

(d)     Consequential Damages. In no event and under no circumstances shall USBFS nor any of its employees, agents, officers, directors, affiliates or nominees be liable to anyone, including, without limitation, the Fund and the Manager, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

(e)     Additional Limitations and Exclusions. Notwithstanding any other provision of this Agreement, USBFS shall have no duty or obligation under this Agreement to inquire into, and shall not be liable for:

(i)     the legality of the issue or sale of any Interests, the sufficiency of the amount to be received, or the authority of the Fund, as the case may be, to request such sale or issuance;

(ii)     the legality of a transfer of Interests or of a purchase or redemption of any Interests, the propriety of the amount to be paid, or the authority of the Fund, as the case may be, to request such transfer or redemption;

(iii)    the legality of the declaration of any dividend by the Fund, or the legality of the issue of any Interests in payment of any dividend; or

(iv)    the legality of any recapitalization or readjustment of Interests.

10. Term of Agreement.

(a)     Term. This Agreement shall become effective as of the date hereof and will continue in effect until the one-year anniversary of such date, unless otherwise terminated as provided below (the “Original Term”). Following the initial term, this Agreement will automatically renew for additional one (1) year terms.

(b)     Termination. Notwithstanding Section 10(a):

(i)     any party may terminate this Agreement at any time upon giving one hundred eighty (180) days prior written notice to USBFS, in the case of the Fund or the Manager, or to the Fund and the Manager with a written statement in reasonable detail explaining the reason(s) for termination, in the case of USBFS; provided, however, that, during the Original Term, in no event may USBFS terminate this Agreement pursuant to this Section 10(b)(i) for (i) economic reasons or (ii) as a result of USBFS’ inability or unwillingness to provide the services to be provided to the Fund hereunder (unless such inability is due to USBFS being prohibited by law or regulation, including for KYC reasons, from providing the services)(including, without limitation, those services set forth on Section 2, as amended from time to time in accordance with the terms of this Agreement);

(ii)     any party may terminate this Agreement upon the breach of the Fund or the Manager, in the case of USBFS and upon the breach of USBFS, in the case of the Fund or the Manager, of any material term of this Agreement if such breach is not cured within sixty (60) days of notice of such breach to the breaching party;

(iii)     the Fund or the Manager may terminate this Agreement upon giving thirty (30) days prior written notice to USBFS following the announcement of (A) a sale or disposition of all or part of USBFS’ fund administration business or (B) any merger, reorganization or other similar transaction as a result of which USBFS ceases to control its fund administration business;

(c)     this Agreement may be terminated by any party immediately upon the winding up of or the appointment of an examiner or receiver or liquidator to the other party, the inability of the other party to pay its debts as they fall due or on the happening of a like event whether at the discretion of an appropriate regulatory agency or court of competent jurisdiction or otherwise;

(d)     notwithstanding anything to the contrary herein, this Agreement shall terminate immediately upon the dissolution of the Fund.

(e)     Notice of Termination. In the event the Fund or the Manager gives notice of termination pursuant to Section 10(b), such notice shall designate the successor service provider or service providers. In the absence of such designation by the Fund, the Fund shall be deemed to be its own service provider as of the termination date and USBFS shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Fees and out-of-pocket expenses incurred by USBFS, but unpaid by the Fund upon such termination, shall be immediately due and payable upon and notwithstanding such termination.

(f)     Effect of Termination. Upon the termination of this Agreement as provided herein, USBFS, upon the written request of the Fund, shall deliver the records of the Fund to the Fund or their successor service provider in the form maintained by USBFS (to the extent permitted by applicable license agreements) at the expense of the Fund (other than in the case of termination by the Fund or the Manager pursuant to Section 10(b)(ii), (iii) or (c)) and USBFS will provide reasonable assistance to their successor. The Fund shall be responsible to USBFS for all costs and expenses associated with the preparation and delivery of such media and all reasonable trailing expenses incurred by USBFS (other than in the case of termination by the Fund or the Manager pursuant to Section 10(b)(ii), (iii) or (c), including, but not limited to: (i) out-of-pocket expenses; (ii) any custom programming requested by the Fund in connection with the preparation of such media and agreed upon by USBFS; (iii) transportation of forms and other materials used in connection with the processing of Fund transactions by USBFS; and (iv) transportation of records and files in the possession of USBFS. In addition, USBFS shall be entitled to such compensation as the parties may mutually agree for any services other than the preparation and delivery of such media requested by the Fund and agreed to by USBFS in connection with the termination of this Agreement or the liquidation or merger of the Fund. USBFS shall not reduce the level of service provided to the Fund prior to termination following notice of termination by the Fund.

11. Miscellaneous.

(a)     Changes in Accounting Procedures. USBFS shall also act in conformity with any amendment to the Governing Documents upon delivery by the Fund or the Manager of such amendments or proposed amendment to USBFS and a reasonable amount of time afforded to USBFS to review such amendment (not to exceed five business days), provided, however, that with respect to any such amendment that materially affects accounting practices and procedures under this Agreement, such change shall only be effectuated on USBFS upon written affirmation and acceptance by USBFS (such affirmation and acceptance not to be unreasonably withheld or delayed). Additionally, and where applicable, USBFS shall be responsible for implementing any relevant changes to generally accepted accounting practices and procedures or other accounting and reporting changes issued by industry or governmental authorities, including the U.S. Securities and Exchange Commission.

(b)     Changes in Equipment, Systems, Service, Etc. USBFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules, and equipment, so long as such changes do not adversely affect the service provided to the Fund under this Agreement. Where such changes are material, USBFS shall provide advanced written notice summarizing such contemplated changes to the Fund and the Manager.

(c)     Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

(d)     Force Majeure. Notwithstanding anything in this Agreement to contrary, USBFS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data or documents, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. USBFS will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS’ control. USBFS will g i v e prompt written notice of any such aforementioned event and if it continues to prevent or delay performance for thirty (30) days after notice is given by USBFS then the Fund or the Manager may immediately terminate this Agreement by written notice to USBFS. USBFS will maintain and update from time to time its business continuation and disaster recovery procedures with respect to its business that meet reasonable commercial standards.

(e)     Data Security. USBFS shall implement and maintain a comprehensive written information security program (the “Security Policies”) that contains administrative, physical and technical safeguards to protect any nonpublic personal information concerning any of the Fund’s investors (“Personal Data,”) that are no less rigorous than accepted industry practices for information security, and shall ensure that all such safeguards, including the manner in which Personal Data is collected, accessed, used, stored, processed, disposed of and disclosed, comply with applicable data protection and privacy laws, as well as the terms and conditions of this Agreement. For the avoidance of doubt, Personal Data shall not include information that is lawfully obtained from publicly available information, or from federal, state, or local government records lawfully made available to the general public.

(f)     No Agency Relationship; Independent Contractor. Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement. The relationship between USBFS and the Fund is that of independent contractors and shall not be construed as a joint venture, partnership, or principal-agent relationship, and under no circumstances shall any of the employees of one party be deemed to be the employees of the other party for any purpose.

(g)     Notices. Any notice required or permitted to be given by any party to the other parties shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent by facsimile transmission with written confirmation of the transmission thereof by the sending machine or sent by email transmission, to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC

777 East Wisconsin Ave.

MK-WI-T10F

Milwaukee, WI 53202

Attention: Fund Services Legal Counsel

Email: aiplegal@usbank.com

Notices to the Fund and the Manager shall be sent to:

c/o Silver Point Specialty Credit Fund Management, LLC

Two Greenwich Plaza, First Floor

Greenwich, CT 06830

Attention: Legal and Compliance Department

Phone: (203) 542-4410

Email: LegalandCompliance@silverpointcapital.com

(h)     Systems. USBFS shall retain all right, title and interest in any and all computer programs, screen formats, report formats (other than formats created by or for the Fund or the Manager), procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided, developed or utilized by USBFS in connection with the services provided by USBFS to the Fund hereunder.

(i)     Amendments/Assignments.

(i)     Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by the Fund and USBFS.

(ii)     This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by any party (nor shall any obligations of USBFS hereunder be delegated) without the written consent of the other parties; provided, however, that the Fund and the Manager shall not unreasonably withhold their consent to the assignment by USBFS of this Agreement to an affiliate and provided, further, that such assignment shall not relieve USBFS of its obligations hereunder to the Fund and the Manager.

(j)     Severability. If any part, term, or provision of this Agreement is determined by the courts or any regulatory authority having jurisdiction over the issue to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(k)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

(l)     Non-Exclusivity; Other Agreements. The services of USBFS hereunder are not deemed exclusive and USBFS shall be free to render similar and other services to others. Except as specifically provided herein, this Agreement (including the Schedules) does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

(m)     Captions. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(n)     Fund Limitations. This Agreement is executed by the Fund with respect to the Fund and the obligations hereunder are not binding upon any of the officers or investors of the Fund individually but are binding only upon the Fund to which such obligations pertain and the assets and property of the Fund.

(o)     Injunctive Relief. USBFS acknowledges that the provisions of Section 2, Section 7 and Section 11(e) are reasonable and necessary for the protection of the Fund and the Manager. USBFS further acknowledges that the Fund and the Manager may be irreparably harmed if such representations are not true or such covenants are not specifically enforced. Accordingly, USBFS agrees that, in addition to any other relief that the Fund or the Manager may be entitled to, including claims for direct damages, the Fund and the Manager may be entitled to injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining USBFS from an actual or threatened breach of such covenants, and to specifically enforce the terms and provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

U.S. BANCORP FUND SERVICES, LLC

By:

Name: Brett Meili
Title: Senior Vice President

SILVER POINT SPECIALTY LENDING FUND

By:

Name: Jesse Dorigo
Title: Authorized Signatory

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